Exhibit M
SCHEDULE OF TRANSACTIONS

The following table sets forth all transactions in the shares of Class A Common Stock for the account of Buzzard Midstream LLC in the open market through a broker in the past 60 days.

Title of Security	Date of Transaction	Nature of Transaction	Quantity	Price
Class A Common Stock	04/22/2026	Sell	21,429	$48.0244 (1)
Class A Common Stock	04/23/2026	Sell	138,771	$48.1722 (2)
Class A Common Stock	04/27/2026	Sell	868	$48.0099 (3)
Class A Common Stock	04/28/2026	Sell	192,041	$48.5566 (4)
Class A Common Stock	04/29/2026	Sell	183,434	$49.5260 (5)
Class A Common Stock	04/30/2026	Sell	36,136	$49.2023 (6)
Class A Common Stock	04/30/2026	Sell	404,268	$50.5568 (7)
Class A Common Stock	04/30/2026	Sell	94,160	$50.8603 (8)

(1) This transaction was executed in multiple trades at prices ranging from $48.00 to $48.115, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth herein.

(2) This transaction was executed in multiple trades at prices ranging from $48.00 to $48.55, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth herein.

(3) This transaction was executed in multiple trades at prices ranging from $48.00 to $48.025, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth herein.

(4) This transaction was executed in multiple trades at prices ranging from $48.00 to $48.92, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth herein.

(5) This transaction was executed in multiple trades at prices ranging from $48.955 to $49.715, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth herein.

(6) This transaction was executed in multiple trades at prices ranging from $48.80 to $49.795, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth herein.

(7) This transaction was executed in multiple trades at prices ranging from $49.81 to $50.8075, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth herein.

(8) This transaction was executed in multiple trades at prices ranging from $50.81 to $51.07, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth herein.